CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Counsel and Independent Auditors" and to the use of our reports dated October 5, 1998 for Dreyfus Aggressive Value Fund, Dreyfus MidCap Value Fund, and Dreyfus Emerging Leaders Fund, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.




                                                           ERNST & YOUNG LLP

New York, New York
December 10, 1998